UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019 (February 12, 2019)

ICTV BRANDS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49638	76-0621102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Devon Park Drive, Suite 306

Wayne, PA 19087

(Address of principal executive offices)

484-598-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02 Compensatory Arrangements of Certain Officers

As previously reported on March 1, 2017, ICTV Brands Inc. (the “Company”) entered into an employment agreement, effective January 1, 2017 (the “Employment Agreement”), with Kelvin Claney, its Chief Executive Officer, in order to ensure his continuing long-term services. The term of the Employment Agreement is an initial term of three years, with automatic renewals each year for a new three-year term.

On February 12, 2019, the Company and Mr. Claney entered into an amendment to the Employment Agreement, effective January 1, 2019 (the “Amendment”). The Amendment provides that Mr. Claney will serve as the Company’s Chief Executive Officer, responsible for all of the Company’s business operations. During his term as CEO, Mr. Claney has the right at any time, upon 60 days written notice to the Company’s Board of Directors, to resign his position as CEO and become Creative Director of the Company, responsible for product identification and development, infomercial and video commercial development and product sales initiatives. If Mr. Claney chooses to resign as CEO and become Creative Director, he will receive a base salary, to be agreed upon, of not less than $195,000.

Pursuant to the Amendment, Mr. Claney will receive an annual base salary of $190,000, which reflects a temporary reduction in base salary to which Mr. Claney agreed initially from April 1, 2018 through December 31, 2018, and which Mr. Claney has agreed to continue until the next calendar quarter in which the Company reports a net income for the quarter, as determined by reference to the Company’s quarterly financial statements as reviewed by the Company’s independent auditors. Thereafter, Mr. Claney’s base salary will revert back to $290,000 as set forth in the Employment Agreement. The temporary reduction in Mr. Claney’s base salary does not affect his base salary for purposes of calculating any compensation that would be due upon a termination of Mr. Claney’s employment. As compensation for the temporary reduction in base salary, Mr. Claney will receive 250,000 shares of the Company’s common stock and will be granted options under the Company’s 2011 Incentive Stock Option Plan to purchase an additional 350,000 shares with a ten-year expiration and at an exercise price of $.05 per share. The Amendment also provides that the Company will reimburse Mr. Claney for Medicare premiums and for the reasonable cost of supplemental health insurance for him and his spouse, as approved by the Company’s Compensation Committee.

Except as amended by the Amendment, all terms and conditions of the Employment Agreement remain unchanged and in full force and effect.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Unless otherwise indicated, the following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1 to Employment Agreement of Kelvin Claney, dated February 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICTV BRANDS INC.

Date: February 13, 2019	By:	/s/ Kelvin Claney
	Name:	Kelvin Claney
	Title:	Chief Executive Officer